As filed with the Securities and Exchange Commission on October 10, 2025

Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Tuya, Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands		Not Applicable
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)

10/F, Building A, Huace Center Xihu District, Hangzhou City Zhejiang, 310012 People’s Republic of China +86 0571-8691-5981
(Address, Including Zip Code, and Telephone Number, Including Area Code, of registrant’s Principal Executive Offices)

2024 Share Scheme
(Full title of the plans)

Cogency Global Inc.
122 East 42nd Street, 18th Floor,
New York, NY 10168
(212) 947-7200

(Name, address and telephone number, including area code, of agent for service)

Copies to:
Yi (Alex) Yang Chief Financial Officer Tuya, Inc. 10/F, Building A, Huace Center Xihu District, Hangzhou City Zhejiang, 310012 People’s Republic of China +86 0571-8691-5981		Li He, Esq. Davis Polk & Wardwell LLP c/o 10th Floor, The Hong Kong Club building, 3A Chater Road, Central Hong Kong +852 2533-3300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Part I
Information Required in the Section 10(A) Prospectus

Item 1. Plan Information1

Item 2. Registrant Information and Employee Plan Annual Information1

Part II
Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference

The following documents previously filed with the Securities and Exchange Commission (the “Commission”) by the Registrant are incorporated herein by reference.

(1)      The Registrant’s annual report on Form 20-F for the fiscal year ended December 31, 2024 filed on April 24, 2025 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

(2)      The description of the Registrant’s Class A ordinary shares incorporated by reference to Exhibit 2.4 of the annual report on Form 20-F for the fiscal year ended December 31, 2023 filed by the Registrant with the Securities and Exchange Commission on April 24, 2024.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

Not applicable.

Item 5. Interest of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences or committing a crime. The Registrant’s tenth amended and restated memorandum and articles of association provide for indemnification of officers and directors against all actions, proceedings, costs, charges, losses, damages and expenses which they or any of them shall or may incur or sustain by reason of any act done or omitted in or about the execution of their duty in their respective offices, except such (if any) as they shall incur or sustain by or through their own fraud or dishonesty and no such director or officer shall be answerable for the acts, receipts, neglects or defaults of any other director or officer or for joining in any receipt for the sake of conformity or for the solvency or honesty of any banker or other persons with whom any monies or effects belonging to the Registrant may be lodged or deposited for safe custody or for any insufficiency of any security upon which any monies of the Registrant may be invested or for any other loss or damage due to any such cause as aforesaid or which may happen in or about the execution of his office unless the same shall happen through the fraud or dishonesty of such director or officer.

1 Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8. The documents containing information specified in this Part I will be separately provided to the participants in the Plan covered by this Registration Statement, as specified by Rule 428(b)(1) under the Securities Act.

Pursuant to the indemnification agreements, the form of which was filed as Exhibit 10.2 to the Registrant’s registration statement on Form F-1, as amended (File No. 333-253575), the Registrant has agreed to indemnify its directors and officers against, to the fullest extent permitted by applicable law, any and all expenses and liabilities actually and reasonably incurred by reason of such director’s or officer’s corporate status.

The Registrant maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (b) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

Item 7. Exemption From Registration Claimed

Not applicable.

Item 8. Exhibits

The Exhibits listed on the accompanying Exhibit Index are filed as a part of, or incorporated by reference into, this Registration Statement (See Exhibit Index below).

Item 9. Undertakings

(a)   The undersigned Registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)     To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Exhibit Index

Exhibit Number	Description of Exhibit
4.1	Tenth Amended and Restated Memorandum and Articles of Association of the Registrant, as currently in effect (filed herewith)
4.2	Registrant’s Specimen Certificate for Class A Ordinary Shares (incorporated herein by reference to Exhibit 4.1 to the current report on Form 6-K furnished to the SEC on June 24, 2022)
4.3	Form of Deposit Agreement among the Registrant, the depositary and holders of the American Depositary Shares (incorporated herein by reference to Exhibit 1 to the registration statement on Form F-6 (File No. 333-254092), as amended, initially filed with the SEC on March 10, 2021)
5.1	Opinion of Maples and Calder (Hong Kong) LLP (filed herewith)
10.1	The 2024 Share Scheme (incorporated herein by reference to Exhibit 4.2 to the annual report on Form 20-F furnished to the SEC on April 24, 2025)
23.1	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)
23.2	Consent of Independent Registered Public Accounting Firm (filed herewith)
24.1	Power of Attorney (included on the signature page of this Registration Statement)
107	Filing Fee Table (filed herewith)

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hangzhou, China, on October 10, 2025.

Tuya, Inc.

By:	/s/ Yi (Alex) Yang
	Name:	Yi (Alex) Yang
	Title:	Chief Financial Officer and Director

Power of Attorney

Each person whose signature appears below constitutes and appoints Yi (Alex) Yang, as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 10, 2025.

By:	/s/ Xueji (Jerry) Wang
	Name:	Xuejian (Jerry) Wang
	Title:	Chief Executive Officer and Director

By:	/s/ Liaohan (Leo) Chen
	Name:	Liaohan (Leo) Chen
	Title:	Director

By:	/s/ Yi (Alex) Yang
	Name:	Yi (Alex) Yang
	Title:	Chief Financial Officer and Director

By:	/s/ Yan Zhang
	Name:	Yan Zhang
	Title:	Director

By:	/s/ Sidney Xuande Huang
	Name:	Sidney Xuande Huang
	Title:	Independent Non-executive Director

By:	/s/ Changheng Qiu
	Name:	Changheng Qiu
	Title:	Independent Non-executive Director

By:	/s/ Meng Xiong Kuok
	Name:	Meng Xiong Kuok
	Title:	Independent Non-executive Director

By:	/s/ Pak Tung Jason Yip
	Name:	Pak Tung Jason Yip
	Title:	Independent Non-executive Director

Signature of Authorized Representative in the United States

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Tuya Inc., has signed this registration statement or amendment thereto in New York on October 10, 2025.

Authorized U.S. Representative

Cogency Global Inc.

By:	/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries
	Title:	Senior Vice President on behalf of Cogency Global Inc.